Exhibit 5.1

              , 2017

Venator Materials PLC
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees
United Kingdom
TS22 5FD

Re:                             Registration Statement on Form S-1

Ladies and Gentlemen:

1.                                      Introduction

We have acted as English law legal advisers to Venator Materials PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the proposed offering and sale by the selling shareholders (the “Selling Shareholders”) pursuant to a prospectus forming a part of a Registration Statement on Form S-1 (Registration No. 333-217753 (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to                 ordinary shares, $0.001 par value per share, of the Company (the “Shares”). Prior to the consummation of the offering, the Company expects to issue an aggregate of                       ordinary shares to the Selling Shareholders (the “Recapitalization”).

2.                                      Documents Examined and Searches conducted

2.1.                            For the purpose of giving this opinion, we have examined the following documents:

(a)                                 a copy of the Registration Statement, initially filed with the Securities and Exchange Commission on 5 May 2017, as amended through the date hereof;

(b)                                 copies (certified by an officer’s certificate of the Company (the “Officer’s Certificate”) as being true, complete and accurate and up-to-date in each case) of the following documents:

(1)                                 a copy the Company’s articles of association, existing as at the date of this opinion, and the articles of association anticipated to be in effect upon completion of the offering;

(2)                                 copies of resolutions of the shareholders of the Company passed on                2017 (the “Shareholder Resolutions”);

Vinson & Elkins RLLP International Lawyers Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	20 Fenchurch Street, 24th Floor London EC3M 3BY, United Kingdom Tel +44.20.7065.6000 Fax +44.20.7065.6001 velaw.com

Solicitors and Registered Foreign Lawyers. A list of partner names is available for inspection at 20 Fenchurch Street, 24th Floor, London EC3M 3BY. Vinson & Elkins RLLP is a limited liability partnership formed under the laws of New York authorised and regulated by the Solicitors Regulation Authority (No. 0079019).

(3)                                 copies of the written resolutions of the Board of Directors of the Company dated May 5,                     and                     2017 (the “Board Resolutions” and together with the Shareholder Resolutions, the “Corporate Approvals”); and

(4)                                 the Company’s register of members held by the Company at                      2017;

2.2.                            For the purpose of giving this opinion, we have made the following enquiries:

(a)                                 on                    2017 at              p.m. (UK time) we carried out an online search of the Company’s public records held by the UK Registrar of Companies (the “Company Search”); and

(b)                                 on                    2017 at              p.m. (UK time) we made a telephone enquiry at the Companies Court in London of the Central Index of Winding Up Petitions with respect to the Company (the “Winding up Search”).

2.3.                            Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting the Company or made any other enquiries concerning the Company.

3.                                      Scope

3.1.                            This opinion is limited to the laws of England and Wales as applied by the English courts as at the date of this letter. We have not investigated, and do not express or imply any opinion in relation to, the laws of any other jurisdiction and we do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

3.2.                            We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this letter that may affect the opinion expressed herein.

3.3.                            The opinion given in this letter is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement by the Company in connection with the issuance of the Shares as to jurisdiction and/or law. We express no opinion as to matters of fact.

3.4.                            By giving this opinion we do not assume any obligation to notify you of changes in law following the date of this opinion which may affect the opinions expressed herein or to otherwise update this opinion in any respect.

3.5.                            This opinion and any obligations arising out of it or in connection with it (including non-contractual obligations) shall be governed by and construed in accordance with English law.

4.                                      Assumptions

In giving this opinion we have assumed:

4.1.                            the genuineness of all signatures, stamps and seals on all documents submitted to or examined by us (whether as originals or copies and whether in electronic form or otherwise);

4.2.                            that all copy documents submitted to us are complete and conform to the originals;

4.3.                            that the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this letter and have not been amended or any provisions thereof varied or waived;

4.4.                            that each of the signed documents examined by us have been duly executed and, where applicable, delivered on behalf of the Company;

4.5.                            that no additional matters would have been disclosed by company searches at the UK Registrar of Companies or the Companies Court being carried out since the carrying out of the searches and enquiries referred to in paragraph 2.2 above which would affect the opinion stated below and that the particulars disclosed by our searches and enquiries are true, accurate, complete and up to date;

4.6.                            that no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium nor has any analogous procedure or step been taken in any jurisdiction, which (in each case) has or have not been revealed by our searches referred to in paragraph 2.2 above;

4.7.                            that each of the statements contained in the Officer’s Certificate is true and correct as at the date of this opinion; and

4.8.                            that the term “non-assessable”, which has no recognised meaning in English law, for the purposes of this letter means that under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional assessments or calls for further funds by the Company.

5.                                      Opinion

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that the Shares, when issued and delivered to the Selling Shareholders against payment therefore in the Recapitalization, and when valid entries in the books and registers of the Company have been made, will be validly issued, fully paid and non-assessable.

6.                                      Qualifications

The opinion given in this letter is subject to the qualifications and reservations set out below.

6.1.                            In giving this opinion, we have relied upon (i) the Officer’s Certificate and (ii) the information revealed by our Company Search and our Winding up Search being accurate in all respects and not since the time of such enquiry having been altered;

6.2.                            The Company Search is not capable of revealing conclusively whether or not:

(a)                                 a winding-up order has been made or a resolution passed for the winding up of the Company;

(b)                                 an administration order has been made;

(c)                                  a receiver, administrative receiver, administrator or liquidator has been appointed; or

(d)                                 a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

6.3.                            The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(a)                                 details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

(b)                                 in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

(c)                                  a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

(d)                                 details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)                                  with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

7.                                      Consent to Filing

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,